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                                                                      Exhibit 12

                               ArvinMeritor, Inc.
                    Computation of Earnings to Fixed Charges
                      Fiscal Year Ended September 30, 2002

         Earnings Available for Fixed Charges:

           Pre-tax income from continuing operations           $235

         Adjustments:
           Equity in earnings (losses) of affiliates             22
           plus dividends from affiliates
                                                              -----
                                                                257
         Add fixed charges included in earnings:
           Interest expense                                     106
           Interest element of rentals                           11
                                                              -----
             Total                                              117
                                                              -----

         Total earnings available for fixed charges:           $374
                                                              -----

         Fixed Charges:
           Fixed charges included in earnings                  $117
           Capitalized interest                                  --
                                                              -----
           Total fixed charges                                 $117
                                                              -----

           Ratio of Earnings to Fixed Charges (1)              3.20
                                                              =====

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1 = "Earnings" are defined as pre-tax income from continuing operations, adjusted for equity in earnings (losses) of affiliates plus dividends from affiliates and fixed charges excluding capitalized interest. "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.